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                                                                     Exhibit 5.1



              [STOKES BARTHOLOMEW EVANS & PETREE, P.A. LETTERHEAD]



                                  July 18, 2002



Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), and the subsidiaries of the Company named in Schedule I hereto (the "Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the issuance by the Company of up to $250,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2009 (the "New Notes") in exchange for up to $250,000,000 in aggregate principal amount of its outstanding 9 7/8% Senior Notes due 2009 (the "Old Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the New Notes.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement;
(ii) the Indenture dated as of May 3, 2002, by and among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the New Notes and Guarantees will be issued (the "Indenture");
(iii) the form of the New Notes and Guarantees attached as an exhibit to the Indenture; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.


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Corrections Corporation of America
July 18, 2002
Page 2


         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         When the New Notes have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture, and delivered upon the consummation of the exchange offer against the Old Notes as contemplated by the Indenture and the Registration Statement, the New Notes and the Guarantees (when duly executed by the Guarantors) will constitute legal, valid and binding obligations of the Company and the Guarantors, as the case may be, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.


                                         Very truly yours,


                                         STOKES BARTHOLOMEW
                                                  EVANS & PETREE, P.A.

                                         /s/ Stokes Bartholomew
                                                  Evans & Petree, P.A.

                                   SCHEDULE I

                                   GUARANTORS

               NAME                                         STATE OF INCORPORATION OR ORGANIZATION
               ----                                         --------------------------------------
CCA of Tennessee, Inc.                                                    Tennessee
Prison Realty Management, Inc.                                            Tennessee
Technical and Business Institute of America, Inc.                         Tennessee
TransCor America, LLC                                                     Tennessee
CCA International, Inc.                                                   Delaware